Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Wednesday, July 9, 2008	Rich Sheffer (952) 887-3753

DONALDSON ACHIEVES FIRST $2 BILLION SALES YEAR;

PICKS EMPLOYEE TO RING THE BELL AT NYSE ON SEPTEMBER 4th

Employee chosen through “Guess the Date We Hit $2 Billion” event

MINNEAPOLIS, July 9, 2008 — Donaldson Company, Inc. (NYSE: DCI), announced today that Kim Webster, a Senior Buyer and long-term employee from our Leicester, U.K. plant, will ring The Closing Bell® at the New York Stock Exchange (“NYSE”) on September 4th to celebrate the achievement of our first $2 billion sales year. Kim was randomly selected out of the 150 employees who correctly guessed June 30th as the date we would reach $2 billion in sales in our “Guess the Date We Hit $2 Billion” event.

Please note that our actual fourth quarter and full year ending July 31, 2008 sales will be disclosed in our earnings release which will be issued on September 2nd.

About Donaldson Company

Donaldson is a leading worldwide provider of air and liquid filtration systems and replacement parts that improve people’s lives, enhance our Customers’ equipment performance, and protect our environment. We are a technology-driven company committed to satisfying our Customers’ needs for diesel engine equipment and industrial filtration solutions through innovative research and development, superior technology, and global presence. Our almost 13,000 employees contribute to the company’s success by supporting our Customers at more than 100 sales, manufacturing, and distribution locations around the world.

Donaldson is a member of the S&P MidCap 400 and Russell 1000 indices, and our shares trade on the NYSE under the symbol DCI. Additional information is available at www.donaldson.com.

Safe Harbor Statement Under the Securities Reform Act of 1995

The company desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”) and is making this cautionary statement in connection with such safe harbor legislation. This announcement contains forward-looking statements, including forecasts, plans, and projections relating to our business and financial performance, which involve uncertainties that could materially impact results.

The company wishes to caution investors that any forward-looking statements are subject to uncertainties and other risk factors that could cause actual results to differ materially from such statements, including but not limited to risks associated with: currency fluctuations, commodity prices, world economic factors, political factors, the company’s international operations, highly competitive markets, governmental laws and regulations, the implementation of our new warehouse management system in our U.S. distribution center, and other factors included in our Annual and Quarterly Reports. We undertake no obligation to publicly update or revise any forward-looking statements.

# # #